SETTLEMENT AGREEMENT

This Agreement is made as of the 5th day of Oct., 2009, by and between Timberline Resources Corporation (the "Company") and John Swallow, a former director and former executive of the Company (the "Insider") in connection with a claim arising under Section 16(b) of the Securities Exchange Act of 1934.

WHEREAS, based on its review of certain transactions in the Company's common stock while the Insider was a director and executive of the Company, as detailed on Schedule A hereto (the "Transactions"), the Company informed the Insider of its belief that he may have realized recoverable profits in connection with the Transactions which are recoverable by the Company under Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Claim").

WHEREAS, the Insider has agreed to pay to the Company $ 38,900.00 in full satisfaction of the Claim (the "Payment"), such amount calculated as shown on Schedule B hereto. In relation to any amounts being claimed as a deduction from the gross profits realized by any direct costs incurred by the Insider in connection with the trades comprising the Transaction, including brokerage commissions, transfer taxes, and other fees and expenses incurred in connection with the Transaction, the Insider has provided the Company with documentation satisfactory to the Company regarding the actual amounts of such direct costs.

WHEREAS, the Company has agreed that the Payment will satisfy the Claim in full.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereby agree as follows:

1. The Insider will pay to the Company, simultaneously with the execution of this Agreement, $ 38,900.00 in full settlement and satisfaction of the Claim and the Company hereby agrees that upon receipt of the Claim it will not take any further action against the Insider in connection with the Claim or matters relating thereto, and will keep confidential all matters relating to the Claim and this Agreement, except to the extent that disclosure of any such matter may be required by law or to settle any claim for attorney fees that may lawfully arise in relation to a securityholder action under Section 16(b) in regard to the Claim, pursuant to paragraph 2 below.

2. The Company agrees to pay any attorney fees in settlement of any securityholder action under Section 16(b) in regard to the Claim that are required by law to be paid.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

TIMBERLINE RESOURCES CORPORATION

By: [signature]

Name: RANDAL L HARDY

Title: CEO

[signature]

John Swallow